UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2010

Tsingda eEDU Corporation
(Exact name of registrant as specified in its charter)

Cayman Island	000-52347	N/A

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 0620, Yongleyingshiwenhuanan Rd., Yongledian Town, Tongzhou District, Beijing, PR China	101105

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (+86 10-62690222/0255/0299)

COMPASS ACQUISITION CORPORATION
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2010, the Board of Directors of Tsingda eEdu Corporation, Inc. (the “Company”) elected three new directors to serve on the Company’s Board of Directors. The Company’s Board of Directors has determined that each of Messrs. Klein, Bolocan and Bi qualifies as an independent director under the standards for director independence contained in Section 803(A)(2)(f) of the AMEX Company Guide that the Company has adopted.

Norm Klein 60, Mr. Klein has over twenty years of experience working in manufacturing and process controls with major companies. Since 2001, Mr. Klein has acted as the Chief Financial Officer, Chief Operating Officer, and Investor Relations Officer for Eastbridge Investment Group Corporation [OTCBB: EBIG], a consulting firm. Prior to that, Mr. Klein worked with corporations such as Clorox, Honeywell, Dreyers Ice Cream, and Ingersol Rand Corporation, where Mr. Klein provided consulting expertise in strategic planning, financial management, marketing and selling and manufacturing and process controls. Mr. Klein holds a Bachelors degree in mechanical engineering from Rose Hulman Institute and a Masters Degree in business administration from the University of Iowa.

David Bolocan, 46, is a retail banking and market executive who has held positions at Sun Trust, Washington Mutual, JPM Chase and Bank of America. Since 2008, Mr. Bolocan has been a consumer banking products executive at Sun Trust. Previously, Mr. Bolocan was a consumer banking products executive at Washington Mutual (2007 to 2008) and JP Morgan Chase (2006 to 2007). From 2001 to 2006, Mr. Bolocan was an Executive Vice President at Bank of America, and its predecessor, MBNA. Mr. Bolocan is the author of ten books on popular business software packages. Mr. Bolocan holds a Master Degree in management sciences from Massachusetts Institute of Technology and a Bachelor Degree in computer science and economics from Harvard University.

Bi Cheng 53, is a professor and doctoral advisor in Peking University since 2004. Mr. Bi is also a researcher in the China National Institute for Educational Research and a member of the Academic Committee and vice principal of the China Principal Development School. During his career, Mr. Bi has hosted and participated in more than 40 state level projects, published twelve scholarly treatises, compiled educational documents and dictionaries, and released over 200 thesis papers. Mr. Bi received his doctorate degree from the Education Department of Beijing Normal University in 1988.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS ACQUISITION CORPORATION

Date: December 17, 2010	By:	/s/ Kang Chungmai

Kang Chungmai
Chief Financial Officer and Secretary